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                                   EXHIBIT 23

                         CONSENT OF ARTHUR ANDERSEN LLP

The Board of Directors and Shareholders
Insteel Industries, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 33-01032, 33-40410, 33-35316, 33-61887, 33-61889 and 333-48011) of
Insteel Industries, Inc. of our reports dated October 12, 2001 except for Notes 5 and 16, as to which the dates are November 19, 2001 and December 4, 2001, respectively, relating to the consolidated balance sheets of Insteel Industries, Inc. and subsidiaries as of September 29, 2001 and September 30, 2000, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years ended September 29, 2001, September 30, 2000 and October 2, 1999, and related schedule for the years ended September 29, 2001, September 30, 2000 and October 2, 1999, which reports appear in the September 29, 2001 annual report on Form 10-K of Insteel Industries, Inc.

ARTHUR ANDERSEN LLP

Charlotte, North Carolina
December 13, 2001.